Exhibit 10.2

EXECUTION COPY

SECURITY AGREEMENT

This SECURITY AGREEMENT dated as of June 15, 2005 (as amended, supplemented or otherwise modified from time to time, this “Security Agreement”), is between ASPEN TECHNOLOGY RECEIVABLES II LLC, a Delaware limited liability company (the “Borrower”), and GUGGENHEIM CORPORATE FUNDING LLC, as agent for the Secured Parties (in such capacity and together with its successors and assigns, the “Agent”).

PRELIMINARY STATEMENT

The Borrower, Aspen Technology, Inc., as initial Servicer (“Aspen”), the financial institutions party thereto as lenders (collectively, the “Lenders”) and the Agent have entered into a Loan Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have agreed, subject to the terms and conditions of the Loan Agreement, to make certain financial accommodations to the Borrower; and

It is a condition precedent to the making of such financial accommodations that the Borrower execute and deliver this Security Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.  Certain Terms.  Capitalized terms used but not defined herein have the meanings provided in the Loan Agreement.  In addition, the following terms shall have the following meanings:

“Agent” has the meaning set forth in the introductory paragraph.

“Aspen” has the meaning set forth in the preamble.

“Borrower” has the meaning set forth in the introductory paragraph.

“Collateral” has the meaning set forth in Section 2.1.

“Loan Agreement” has the meaning set forth in the preamble.

“Secured Obligations” has the meaning set forth in Section 2.2.

 “Security Agreement” has the meaning set forth in the introductory paragraph.

SECTION 1.2.  Other Terms.  All terms used in Article 9 of the applicable UCC and not specifically defined herein are used herein as defined in such Article 9.

ARTICLE II

SECURITY INTEREST

SECTION 2.1.  Grant of Security.  The Borrower hereby grants to the Agent for the benefit of the Secured Parties a security interest in, all property of the Borrower wherever located, whether now or hereafter existing, owned, licensed, leased, consigned, arising or acquired (the “Collateral”), including, without limitation, all of the Borrower’s right, title and interest in, to and under:

(a)  the Pool Assets, including, without limitation, (i) the Pool Receivables, (ii) the Related Security, (iii) the Collections, (iv) Collateral Account and (v) all funds on deposit in the Collection Account and the Collateral Account constituting Collections of the Pool Receivables; and

(b)  all accounts, chattel paper, commercial tort claims, deposit accounts, documents, fixtures, instruments, general intangibles (including payment intangibles), goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and supporting obligations, securities and other investment property, all accessions, products, substitutions, replacements and proceeds of any of the foregoing, and all other personal property of any nature or type, in each case, wherever located and all proceeds thereof.

SECTION 2.2.  Security for Obligations.  This Security Agreement secures the payment and performance of all Obligations of the Borrower now or hereafter existing or arising under, or in connection with, the Loan Agreement and the other Transaction Documents, whether for principal, interest, costs, fees, expenses or otherwise (all such obligations of the Borrower being called the “Secured Obligations”).

SECTION 2.3.  Continuing Security Interest.  This Security Agreement shall create a continuing security interest in the Collateral and shall:

(a)  remain in full force and effect until the Agent’s interest in the Collateral shall have been released in accordance with Article VI hereof;

(b)  be binding upon the Borrower, its successors, transferees and assigns; and

(c)  inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and each Secured Party and their respective successors, transferees and assigns.

ARTICLE III

WARRANTIES, REPRESENTATIONS, COVENANTS AND AGREEMENTS

SECTION 3.1.  Warranties, Representations, Covenants and Agreements.  The Borrower warrants, represents, covenants and agrees with the Agent as follows:

(a)  There is no security agreement, financing statement or other document or instrument creating or evidencing an Adverse Claim now on file in any public office covering any of the Collateral, nor is there any Adverse Claim on any of the Collateral, and until the termination of this Security Agreement, the Borrower will not execute, authorize or permit to be on file in any public office any financing statement covering any of the Collateral, except as may have been or may hereafter be filed in favor of, or assigned to, the Agent, and the Borrower further agrees that it will not grant, permit or suffer to exist any Adverse Claim upon any of the Collateral, except as may be granted to the Agent hereunder.

(b)  The Borrower shall, at its expense, make, procure, execute and deliver such financing statements, or amendments thereof or supplements thereto, or other instruments, certificates and supplemental writings, and take such other actions as the Agent may from time to time reasonably require in order to preserve and protect the first priority perfected security interest of the Agent in the Collateral.

(c)  The Borrower agrees to execute and deliver all such instruments and to do all such other things as may be necessary or appropriate to preserve, protect and enforce the first priority perfected security interest of the Agent in the Collateral under applicable law.

(d)  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, the Borrower shall deliver to the Agent such instrument, duly endorsed in a manner reasonably satisfactory to the Agent.

(e)  The Borrower represents and warrants that it is the owner of all the Collateral and has the full right, title and authority to grant the security interest granted hereunder.

(f)  None of the Agent nor any Secured Party assumes any liability for the performance of any of the obligations of the Borrower under the Collateral or any transaction, agreement or contract out of which the Collateral arises.

(g)  Upon the occurrence and during the continuance of an Event of Default the Borrower shall, upon the request of the Agent, promptly, at its expense:

(i)  Deliver, or cause to be delivered, to the Agent (or its designee), with appropriate endorsement or assignment, all instruments, securities, monies, checks, notes, drafts and other evidence of indebtedness, or other property in the nature of items of payment representing proceeds of any of the Collateral, which are then in, or may thereafter come into, the Borrower’s possession; and

(ii)  Direct all parties obligated on any of the Collateral to make all payments due or to become due thereon directly to the Agent or to such other Person or officer as may be specified by the Agent.

(h)  The Borrower shall take, at its sole cost and expense, any and reasonable all steps, and shall pay the amount of all reasonable expenses incurred by the Agent necessary to (A) obtain, preserve, perfect, defend and enforce the first priority perfected security interest of the Agent in the Collateral, (B) collect the Secured Obligations, and (C) preserve, defend, enforce and collect the Collateral.

(i)  The Borrower shall promptly notify the Agent of any material change in any fact or circumstance warranted or represented by the Borrower in this Security Agreement and promptly notify the Agent of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interests herein granted.

(j)  If any proceeds of the Collateral are received by the Borrower, the Borrower covenants to forthwith deposit any such proceeds directly into the Collateral Account promptly upon receipt.

(k)  The Borrower shall not change its name, identity, jurisdiction of formation or organizational structure unless the Borrower shall have given the Agent at least thirty (30) days’ prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Agent to preserve and maintain first priority perfected security interest of the Agent in the Collateral.

(l)  The Collateral is owned by the Borrower free and clear of any Adverse Claim (other than any Adverse Claim in favor of the Agent).

(m)  This Security Agreement creates a valid and continuing security interest (as defined in UCC Section 9-102) in the Collateral in favor of the Agent, which security interest is prior to all other Adverse Claims and is enforceable in accordance with its terms.

(n)  The Borrower has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect (i) the sale of the Receivables and other related assets from Aspen to the Transferor pursuant to the Purchase and Sale Agreement, (ii) the sale of Receivables and other related assets from the Transferor to the Borrower pursuant to the Purchase and Resale Agreement, and (iii) the security interest in the Collateral granted to the Agent hereunder.

(o)  The Borrower does not use, and has not at any time used, any trade name, fictitious name, assumed name or “doing business as” name or other name under which it has or is doing business other than its actual corporate name.

(p)  The address of the Borrower’s chief executive office is as follows:

c/o Aspen Technology, Inc.

Ten Canal Park

Cambridge, Massachusetts 02141-2201

(q)  The Borrower’s (i) exact legal name, (ii) federal employer identification number, (iii) state of organization, (iv) type of organization and (v) state of organization identification number are, as follows:

Legal Name	Federal Employer Identification Number	Type of Organization	State of Organization or Incorporation	State Organization Number

Aspen Technology Receivables II LLC	20-2991335	Limited Liability Company	Delaware	3983500

ARTICLE IV

ATTORNEY-IN-FACT

SECTION 4.1.  Agent Appointed Attorney-in-Fact.  The Borrower hereby irrevocably appoints the Agent as the Borrower’s attorney-in-fact, with full authority in the place and stead of Borrower and in the name of the Borrower or otherwise, from time to time in the Agent’s discretion, after the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement or the other Transaction Documents, including, without limitation:

(a)  to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)  to receive, endorse, and collect any drafts or other instruments, documents proceeds of the Collateral;

(c)  to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral;

(d)  to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof pursuant to the terms and conditions hereunder; and

(e)  to perform the affirmative obligations of the Borrower under the Transaction Documents (including all obligations of the Borrower pursuant to Section 3.1).

The Agent agrees to give the Borrower and the Servicer written notice of the taking of any such action, but the failure to give such notice shall not affect the rights, power or authority of the

Agent with respect thereto.  The Borrower hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 4.1 is irrevocable and coupled with an interest.

SECTION 4.2.  Agent May Perform.  If the Borrower fails to perform any agreement or obligation contained herein, the Agent may perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Borrower pursuant to Section 5.2.

ARTICLE V

REMEDIES

SECTION 5.1.  Certain Remedies.  After any Event of Default shall have occurred and be continuing:

(a)  the Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the Loan Agreement or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), including, without limitation, the right to sell all or any portion of the Collateral.

(b)  the Agent may notify the Obligors with respect to the Pool Receivables, or any of them, of the Agent’s security interest in the Collateral.

(c)  All Collections and other cash proceeds received by the Agent in respect of any sale of, collections from, or other realization upon all or any part of the Collateral shall be held by the Agent as collateral for, and applied against, all or any part of the Secured Obligations in the order of priority set forth in Section 3.02(c) of the Loan Agreement.

SECTION 5.2.  Indemnity and Expenses.

(a)  The Borrower agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except to the extent such claims, losses or liabilities shall have been determined by a court of competent jurisdiction to have resulted from such Indemnified Party’s, respectively, gross negligence or willful misconduct.

(b)  The Borrower agrees to pay upon demand by the Agent, the amount of any and all reasonable out-of-pocket expenses of the Agent, including the reasonable documented fees and disbursements of counsel and of any experts and agents, which the Agent, may incur in connection with (i) the administration of this Security Agreement as contemplated by the Transaction Documents, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent or the

Secured Parties hereunder, or (iv) the failure by the Borrower to perform or observe any of the provisions hereof.

ARTICLE VI

RELEASE OF COLLATERAL

SECTION 6.1.  Release of Collateral.  The Agent’s right, title and interest in the Collateral shall be released and this Agreement shall terminate, in each case, without further action, effective on the date on the Final Payout Date.  The Agent’s right, title and interest in any Replaced Receivable shall terminate effective on the S&R Date on which the Supersede-and-Replace related to such Replaced Receivable occurred.

SECTION 6.2.  Effect of Release.  When the release of any of the Collateral is effective in accordance with Section 6.1, all right, title and interest of the Agent in, to and under such Collateral shall terminate and shall revert to the Borrower, its successors and assigns; and, upon the request of the Borrower, its successors or assigns, and at the cost and expense of the Borrower, its successors or assigns, the Agent shall execute or authorize the filing of such UCC-3 financing statements or such other instruments as are necessary or desirable to terminate the security interests granted hereunder with respect to the Collateral.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1.  Transaction Document.  This Security Agreement is a Transaction Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 7.2.  Amendments; etc.  No amendment to any provision of this Security Agreement shall be effective unless the same shall be in writing and signed by the Borrower and the Agent and no waiver of any provision of this Security Agreement nor consent to any departure by the Borrower herefrom shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.3.  Notices, Etc.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth in the Loan Agreement or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto.  All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

SECTION 7.4.  No Waiver; Remedies.  No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 7.5.  Binding Effect; Survival.  This Security Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and their respective successors and assigns.  This Security Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date.

SECTION 7.6.  Captions and Cross References.  The various captions in this Security Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Security Agreement.  Unless otherwise indicated, references in this Security Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Security Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

SECTION 7.7.  Integration.  This Agreement, together with the other Transaction Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

SECTION 7.8.  Governing Law.  THIS SECURITY AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE SECURITY INTEREST OF THE AGENT IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 7.9.  Waiver Of Jury Trial.  EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SECURITY AGREEMENT, OR ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY TRIAL.

SECTION 7.10.  Consent To Jurisdiction; Waiver Of Immunities.  EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY

NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

SECTION 7.11.  Execution in Counterparts.  This Security Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Security Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned have caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ASPEN TECHNOLOGY RECEIVABLES II LLC, as the Borrower

By:	/s/ Charles F. Kane
Name: Charles F. Kane
Title: Vice President

GUGGENHEIM CORPORATE FUNDING, LLC, as the Agent

By:	/s/ Todd Boehly
Name: Todd Boehly
Title: Attorney-in-Fact

Signature Page to Security Agreement